UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 13, 2016

Horizon Global Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (IRS Employer
of incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555 Troy, Michigan _______________________________(Address of principal executive offices)		48084 ___________ (Zip Code)

Not Applicable
______________________________________________
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:	(248) 593-8820
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on October 4, 2016, Horizon Global Corporation (the “Company”) completed its acquisition (the “Westfalia Acquisition”) of Westfalia-Automotive Holding GmbH and TeIJs Holding B.V. On December 13, 2016, the Compensation Committee of the Company’s board of directors approved cash bonuses for the following named executive officers in the following amounts: A. Mark Zeffiro, President and Chief Executive Officer, $600,000; David Rice, Chief Financial Officer, $250,000; and Jay Goldbaum, Legal Director, Chief Compliance Officer and Corporate Secretary, $150,000. These bonuses were provided to the named executive officers by the Committee in recognition of the successful completion of the Westfalia Acquisition and the valuable contributions provided by each of the named executive officers above and beyond normal time and effort in helping to achieve the Company’s goals, objectives and milestones for 2016, including those associated with the Westfalia Acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Horizon Global Corporation

By:     /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Legal Director, Chief Compliance Officer and Corporate Secretary
December 16, 2016